I.D. Systems Reports Second Quarter 2018 Results

Quarterly Revenue Up 11% Sequentially and 38% Year-over-Year to $14.8 Million

Woodcliff Lake, NJ — August 8, 2018 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management technology, reported results for the second quarter ended June 30, 2018.

Management Commentary

“The second quarter was yet another strong period for I.D. Systems, building off the momentum we established at the outset of the year,” said I.D. Systems CEO Chris Wolfe. “Our performance in the second quarter was highlighted by solid topline growth of 11% sequentially and 38% year-over-year to $14.8 million. This achievement was driven by meaningful growth in our Connected Vehicle Solutions business from the delivery of 28,000 Unified Telematics Platform units to Avis Budget Group, along with steady contributions from our Industrial Truck Management and Logistics Visibility Solutions businesses. In addition to our strong topline results, we also delivered a solid improvement in non-GAAP net income, demonstrating our optimized cost structure and the leverage of our financial model.

“Looking ahead, the remainder of the year looks as promising as the first half of 2018 as we continue to launch innovative new products as well as prove our ability to consistently market, sell, execute and deliver our technology platforms. Our operational momentum, expanding product and solution offerings and growing customer demand have established solid foundation for us to leverage in the years ahead.”

Second Quarter 2018 Financial Results

Revenue increased 38% to $14.8 million from $10.7 million in same year-ago period. The increase was primarily due to higher Connected Vehicle Solutions revenue.

Recurring revenue increased 6% to $5.0 million from $4.7 million in the same period a year ago.

Gross margin was 43.3% compared to 51.8% in the same period a year ago. The decrease in gross margin was primarily due to deliveries of Connected Vehicle Solutions hardware, which have lower upfront margins, but grow over time making for high lifecycle profitability over the contract term.

Selling, general and administrative expenses were $6.0 million, compared to $5.0 million in the same year-ago period. The increase was primarily due to the inclusion of expenses from Keytroller, which were absent in the same period a year ago.

Research and development expenses were $1.5 million, compared to $997,000 in the same year-ago quarter. The increase in research and development expenses was primarily due to reallocation of internal product development resources to cost of services in 2017 for the development program for Avis Budget Group.

Excluding stock-based compensation, depreciation and amortization, foreign currency translation losses, and acquisition-related expenses, non-GAAP net income totaled $294,000 or $0.02 per basic and diluted share (based on 17.1 million weighted average shares outstanding), compared to non-GAAP net income of $83,000 or $0.01 per basic and diluted share (based on 13.5 million weighted average shares outstanding) in the same year-ago quarter.

Net loss totaled $1.1 million or $(0.07) per basic and diluted share (based on 17.1 million weighted average shares outstanding), compared to net loss of $524,000 or $(0.04) per basic and diluted share in the same year-ago quarter (based on 13.5 million weighted average shares outstanding).

At quarter-end, the company had $13.1 million in cash, cash equivalents and marketable securities.

Investor Conference Call

I.D. Systems management will discuss the results of the company’s operations and business outlook on a conference call today (Wednesday, August 8, 2018) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Conference ID: 3689018

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at (949) 574-3860.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial vehicles, rental cars, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contact

Ned Mavrommatis, CFO

ned@id-systems.com

(201) 996-9000

Investor Contact

Matt Glover

Liolios

IDSY@liolios.com

(949) 574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
Revenue:
Products	$6,375,000	$10,784,000	$10,709,000	$20,682,000
Services	4,331,000	4,025,000	7,996,000	7,506,000

	10,706,000	14,809,000	18,705,000	28,188,000
Cost of revenue:
Cost of products	3,427,000	7,408,000	6,242,000	13,250,000
Cost of services	1,738,000	986,000	2,772,000	2,061,000

	5,165,000	8,394,000	9,014,000	15,311,000

Gross profit	5,541,000	6,415,000	9,691,000	12,877,000

Operating expenses:
Selling, general and administrative expenses	5,046,000	5,993,000	9,699,000	11,689,000
Research and development expenses	997,000	1,542,000	2,364,000	3,285,000

	6,043,000	7,535,000	12,063,000	14,974,000

Loss from operations	(502,000)	(1,120,000)	(2,372,000)	(2,097,000)
Interest income	54,000	74,000	110,000	151,000
Interest expense	(75,000)	(59,000)	(148,000)	(116,000)
Other income, net	(1,000)	(11,000)	-	(44,000)

Net loss	$(524,000)	$(1,116,000)	$(2,410,000)	$(2,106,000)

Net loss per share - basic and diluted	$(0.04)	$(0.07)	$(0.18)	$(0.12)

Weighted average common shares outstanding - basic and diluted	13,450,000	17,066,000	13,356,000	17,024,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Net loss attributable to common stockholders
	$(524,000)	$(1,116,000)	$(2,410,000)	$(2,106,000)
Depreciation and amortization	234,000	389,000	393,000	782,000
Stock-based compensation	584,000	595,000	1,297,000	1,089,000
Foreign currency translation	(211,000)	277,000	(273,000)	96,000
Acquisition related fees	-	149,000	-	328,000

Non-GAAP income (loss)	$83,000	$294,000	$(993,000)	$189,000

Non-GAAP net income (loss) per share - basic and diluted	$0.01	$0.02	$(0.07)	$0.01

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2017*	June 30, 2018
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,097,000	$3,393,000
Restricted cash	306,000	306,000
Investments - short term	1,201,000	425,000
Accounts receivable, net	8,746,000	11,928,000
Financing receivables - current, net	1,295,000	1,108,000
Inventory, net	4,586,000	3,864,000
Deferred costs - current	4,296,000	4,258,000
Prepaid expenses and other current assets	3,627,000	4,783,000

Total current assets	29,154,000	30,065,000

Investments - long term	10,278,000	8,983,000
Financing receivables - less current portion	1,557,000	1,381,000
Deferred costs - less current portion	4,302,000	4,435,000
Fixed assets, net	2,747,000	2,471,000
Goodwill	7,318,000	7,318,000
Intangible assets, net	5,417,000	5,061,000
Other assets	159,000	159,000
	$60,932,000	$59,873,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$7,440,000	$7,739,000
Deferred revenue - current	9,711,000	8,838,000
Acquisition related contingent consideration - current	1,923,000	1,989,000

Total current liabilities	19,074,000	18,566,000

Deferred revenue - less current portion	7,738,000	8,487,000
Acquisition related contingent consideration - less current portion	854,000	900,000
Deferred rent	295,000	252,000

	27,961,000	28,205,000
Commitments and Contingencies (Note 20)

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	183,000	188,000
Additional paid-in capital	133,569,000	135,081,000
Accumulated deficit	(95,368,000)	(97,474,000)
Accumulated other comprehensive loss	(578,000)	(598,000)
Treasury stock	(4,835,000)	(5,529,000)

Total stockholders’ equity	32,971,000	31,668,000
Total liabilities and stockholders’ equity	$60,932,000	$59,873,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Six Months Ended June 30,
	2017	2018
Cash flows from operating activities:

Net loss	$(2,410,000)	$(2,106,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	207,000	4,000
Stock-based compensation expense	1,297,000	1,089,000
Depreciation and amortization	393,000	782,000
Inventory reserve	183,000	140,000
Change in contingent consideration	-	112,000
Other non-cash items	(31,000)	4,000
Changes in:
Accounts receivable	1,302,000	(3,205,000)
Financing receivables	666,000	363,000
Inventory	1,153,000	582,000
Prepaid expenses and other assets	(559,000)	(1,156,000)
Deferred costs	802,000	(95,000)
Deferred revenue	2,027,000	(124,000)
Accounts payable and accrued expenses	660,000	299,000
Net cash provided by (used in) operating activities	5,690,000	(3,311,000)
Cash flows from investing activities:
Capital expenditures	(187,000)	(150,000)
Purchase of investments	(305,000)	(1,963,000)
Proceeds from the sale and maturities of investments	362,000	3,915,000
Net cash (used in) provided by investing activities	(130,000)	1,802,000
Cash flows from financing activities:
Borrowings under revolving credit facility	11,655,000	-
Repayments under revolving credit facility	(14,648,000)	-
Proceeds from exercise of stock options	1,214,000	190,000
Common stock repurchased	-	(456,000)
Net cash used in financing activities	(1,779,000)	(266,000)
Effect of foreign exchange rate changes on cash and cash equivalents	(303,000)	71,000
Net increase (decrease) in cash, cash equivalents and restricted cash	3,478,000	(1,704,000)
Cash, cash equivalents and restricted cash - beginning of period	5,277,000	5,403,000
Cash, cash equivalents and restricted cash - end of period	$8,755,000	$3,699,000